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                                                                      Exhibit 21

                            REGISTRANT'S SUBSIDIARIES

The following table sets forth, at March 27, 2003, the Registrant's significant operating subsidiaries and other associated companies and their respective incorporation jurisdictions. The Registrant owns 100% of the voting securities of each of the subsidiaries listed below. There are no subsidiaries not listed in the table, which would, in the aggregate, be considered significant.

                                                       State of
     Active Subsidiaries:                             Incorporation
     --------------------                             -------------
     Distribution:
     A2 Jet Leasing, LLC                                  Florida
     ACDoctor.com Inc.                                    Texas
     Air Supply Distributing  LLC                         California
     Air Systems Distributors, Inc.                       Florida
     Atlantic Service & Supply LLC                        Delaware
     Baker Distributing Company LLC                       Delaware
     Coastline Distribution LLC                           Delaware
     Cool Holdings LLC                                    Delaware
     Comfort Supply, Inc.                                 Delaware
     Comfort Products Distributing LLC                    Delaware
     Gemaire Distributors LLC                             Delaware
     HBA Distributors LLC                                 Delaware
     Heat Incorporated LLC                                New Hampshire
     Heating & Cooling Supply LLC                         California
     Homans Associates LLC                                Delaware
     Three States Supply Company LLC                      Tennessee
     Tradewinds  Distributing Company LLC                 Delaware
     Watsco Holdings, Inc.                                Delaware
     Weathertrol Supply Company                           North Carolina
     WSO Distributors, Inc.                               Nevada

     Staffing:
     Dunhill Personnel Systems of New Jersey, Inc.        New Jersey
     Dunhill Staffing Systems, Inc.                       Delaware
     Dunhill Staffing Systems of Milwaukee, Inc.          Wisconsin
     Dunhill Temporary Systems, Inc.                      New York
     Dunhill Temporary Systems of Indianapolis, Inc.      Indiana